Exhibit 10.61

February 4, 2010

Ms. Bridget Rainero
CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815

Re:  Extension Request of the $50MM Inventory Line

Dear Bridget:

Under the first amendment to the Amended and Restated Inventory Loan and Security Agreement dated June 4, 2008, the Borrower, Silverleaf Resorts, Inc., has the right to request (i) an extension of the commitment period from April 30, 2010 to April 30, 2011, and (ii) an extension of the maturity date from April 30, 2012 to April 30, 2013.  The Borrower is hereby exercising the option under Section 2.9 to request (i) an extension of the commitment period to April 30, 2011, and (ii) an extension of the maturity date to April 30, 2013, and is wiring the sum of $125,000 for the extension fee.  For any further amendments or agreements to be executed, please forward to my attention.

As always, we appreciate the long-term relationship between our companies, and please let me know if you shall need anything further.

Sincerely,

/s/ HARRY J. WHITE, JR.
Harry J. White, Jr., CFO
Silverleaf Resorts, Inc.

1221 River Bend Drive • Suite 120 • Dallas, Texas, 75247 • 214-631-1166 • Fax 214-631-4981